Exhibit 10.28

[****] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

BUSINESS SUPPORT SUBCONTRACTOR SERVICES AGREEMENT

This Business Support Subcontractor Services Agreement (“Agreement”) is made and entered into effective as of February 25, 2013 (“Effective Date”) by and between National Telehealth Network, LLC (“NTN”), and American Well Corporation (“American Well”).

RECITALS

WHEREAS, NTN is duly organized under the laws of Delaware and provides administrative, management and other business support services to Online Care Network P.C. (the “PC”) in the development of its online care practice and the day-to-day administration of the non-medical aspects of its online care practice pursuant to a Business Support Agreement entered into between NTN and PC (the “BSA”);

WHEREAS, American Well has the accounting, business and other expertise to provide certain of the administrative, management and other business support services that NTN has agreed to provide to PC under the BSA; and

WHEREAS, NTN desires to enter into this Agreement to engage American Well as a subcontractor to provide to PC certain of the administrative, management and other business support services set forth in the BSA and American Well desires to enter into this Agreement to act as a subcontractor to provide such administrative, management and other business support services to PC.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

1.    ENGAGEMENT

NTN hereby engages American Well as a subcontractor under the BSA to provide certain administrative, management and other business support services that are set forth in the BSA on the terms and conditions described herein, and American Well accepts such engagement, subject to the terms and conditions of this Agreement.

2.    RESPONSIBILITIES OF AMERICAN WELL

Upon the request of NTN from time to time and consistent with the mutual agreement of the parties, American Well shall provide to PC, on behalf of NTN, the following administrative, management and other business support services as are set forth on Exhibit A attached hereto (collectively, the “Services”) in accordance with the terms of the BSA attached hereto as Exhibit B and the directions of NTN’s Managing Directors.

3.    FEES

In consideration of the Services provided in accordance with this Agreement, NTN shall pay American Well the fees set forth in Exhibit C.

4.    TERM AND TERMINATION

4.1    Term: This Agreement shall commence on the Effective Date and shall continue in effect until the ten (10) year anniversary thereof (the “Initial Term”), and shall automatically renew for successive five (5) year terms thereafter unless one party notifies the other in writing at least thirty days (30) days prior to the renewal date of its intention not to renew. The Initial Term and any subsequent terms that this Agreement remains in effect are collectively referred to as the “Term” of this Agreement.

4.2    Termination: This Agreement may be terminated by either party without cause upon the giving of at least one hundred eighty (180) days prior written notice to the other party. This Agreement shall be automatically terminated upon the termination of the BSA.

5.    CLINICAL MATTERS

Notwithstanding the parties’ general and specific rights and responsibilities set forth in this Agreement, neither NTN nor American Well shall be required to, and shall not engage in any activity which constitutes the practice of medicine. Neither party shall direct, control, attempt to control, influence, restrict or interfere with PC’s or any of its qualified professionals’ exercise of independent clinical, medical or professional judgment in providing healthcare or medical-related services. PC shall have and retain full authority and control with respect to all medical and ethical professional determinations and shall be solely responsible for the provision of clinical services, including the approval of all practice guidelines.

6.    INFORMATION AND RECORDS

6.1    PC’s Medical Records: At all times during and after the term of this Agreement, the medical records for patients of PC shall be and remain the property of PC, and the content thereof shall be the sole responsibility of PC and the individual qualified professionals. To the extent that American Well will have access to any patient information in connection with the provision of the Services hereunder, it shall enter into a Business Associate Subcontract in the form attached hereto as Exhibit D.

6.2    Access to Records: Subject to applicable law, each party shall be entitled, upon request and with reasonable advance notice, to obtain access to all records of the other party directly related to the performance of such party’s obligations pursuant to this Agreement; provided, however, that such right shall not allow access to records that must necessarily be kept confidential. Either party, at its expense, shall have the right to make copies of any records to which it has access pursuant to this Section 6.2.

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7.    CONFIDENTIALITY

7.1    Confidential Information. Both parties may gain access to, confidential or privileged information regarding the other party’s business’ activities, including, without limitation, records, files, charts, documents, books, data, know how, research and development, business and financial methods or practices, plans, models, compilations, processes, inventions, pricing, operating margins, customer lists, details of customer lists, employee compensation and benefit plans, operating strategies, expansion strategies or business strategies, or other confidential information relating to the policies and procedures (including the Practice Guidelines), operating manuals, symbols, trademarks, trade names, service marks, designs, procedures, processes, marketing materials and other copyrighted, patented, trademarked, or legally protectable information that is confidential and proprietary to such party (collectively, “Confidential Information”).

7.2    Use or Disclosure of Confidential or Propriety Information. During the term of this Agreement and thereafter, each party will treat all Confidential Information of the other party as confidential and proprietary and will not, except as may be required by law, disclose such Confidential Information, in whole or in part, to any third-party without the prior written consent of the other party.

8.    MISCELLANEOUS

8.1    Independent Contractor Status of Parties: It is mutually understood and agreed that in the performance of their respective duties and obligations under this Agreement each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture or employment is created by this Agreement. Neither party, nor any other person performing services on behalf of such party pursuant to this Agreement, shall have any right or claim against the other party for Social Security benefits, workers’ compensation benefits, disability benefits, unemployment insurance benefits, health benefits, vacation pay, sick leave, or any other employee benefits of any kind.

8.2    No Waiver: The waiver by any party to this Agreement of any breach of any term or condition of this Agreement shall not constitute a waiver of subsequent breaches. No waiver by any party of any provision of this Agreement shall be deemed to constitute a waiver of any other provision.

8.3    Notices: If, at any time after the Effective Date, it shall become necessary or convenient for one of the parties to serve any notice, demand or communication upon the other party, such notice, demand, or communication shall be in writing and shall be served personally, by facsimile transmission with voice confirmation and receipt confirmed, overnight courier which provides confirmation of delivery, or by depositing the same in the United States mail, registered or certified, return receipt requested, postage prepaid to the party at the address set forth below, or to such other address as either party may have furnished to the other party in writing as the place for the service of notice. Any notice so mailed shall be deemed to have been given on the day the same has been deposited in the United States mail; any notice given personally, by facsimile or overnight courier shall be deemed to have been given upon receipt of

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If to NTN:	National Telehealth Network, LLC Ido Schoenberg, Managing Director c/o American Well Corporation 75 State Street, 26th Floor Boston, Massachusetts 02109

And to:	National Telehealth Network, LLC John Jesser, Managing Director c/o WellPoint, Inc. 120 Monument Circle Indianapolis, Indiana 46204-4903

If to American Well:	American Well Corporation 75 State Street, 26th Floor Boston, Massachusetts 02109 Attention: Ido Schoenberg, Chief Executive Officer

8.4    Assignment: Neither party shall sell, transfer, assign, delegate or otherwise convey its rights or obligations under this Agreement without the prior written consent of the other party.

8.5    Successors and Assigns: Subject to the provisions of this Agreement respecting assignment, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

8.6    Third Parties: Nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to, or any liability to anyone not a party to this Agreement, and it is not intended that there be any third party beneficiaries hereof.

8.7    Governing Law: This Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware and each of the parties hereby submits to the jurisdiction of the courts of the State of Delaware with respect to any and all disputes or other matters arising out of or related in any way to this Agreement.

8.8    Severability: Nothing contained in this Agreement shall be construed to require the commission of an act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation, the latter shall prevail. In such event, and in any case in which any provision of this Agreement is determined to be in violation of a statute, law, ordinance or regulation, the affected provision(s) shall be limited only to the extent necessary to bring it within the requirements of the law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. The other provisions of this Agreement shall remain in full force and effect, and the invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of the other provisions of this Agreement, nor the availability of all remedies in law or equity to the parties with respect to such other provisions.

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8.9    Contract Modifications for Prospective Legal Events: In the event any state or federal laws or regulations, now existing or enacted or promulgated after the Effective Date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the parties shall reasonably amend this Agreement, to the maximum extent possible, to preserve the underlying economic and financial arrangements between the parties.

8.10    Indemnification: Each party (“indemnifying party”) shall indemnify and hold harmless the other party, its affiliates, directors, officers, employees for and on account of any and all claims, liabilities, causes of action, damages, suits, judgments, and expenses, including, without limitation, reasonable attorneys’ fees, arising out of, related to, or in any way connected with the negligent or reckless acts or omissions, or any willful misconduct by the indemnifying party in connection with this Agreement, or any breach of this Agreement by the indemnifying party.

8.11    Limitation of Liability: EXCEPT FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT, BREACHES OF CONFIDENTIALITY, AND CLAIMS FOR INDEMNITY, IN NO EVENT WILL EITHER PARTY’S LIABILITY UNDER THIS AGREEMENT OR IN CONNECTION WITH THE SERVICES PROVIDED HEREUNDER, INCLUDE ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OR CLAIMS FOR LOSS OF BUSINESS OR PROFITS, UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHER LEGAL THEORY, REGARDLESS OF THE CAUSE OF ACTION AND EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE

8.12    Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which shall constitute one and the same agreement. This Agreement shall not become effective until it has been executed by all of the parties hereto.

[Signatures on following page]

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IN WITNESS WHEREOF, NTN and American Well have caused this Agreement to be executed by their duly authorized respective officers as of the date set forth above.

NATIONAL TELEHEALTH NETWORK, LLC

By:	/s/ ldo Schoenberg
Name: Ido Schoenberg
Title: Managing Director

By:
Name: John Jesser
Title: Managing Director

Date Signed: February 25, 2013

AMERICAN WELL CORPORATION

By:	/s/ ldo Schoenberg
Ido Schoenberg, Chairman and Chief
Executive Officer

Date Signed: February 25, 2013

[Signature Page to Business Support Subcontractor Services Agreement]

IN WITNESS WHEREOF, NTN and American Well have caused this Agreement to be executed by their duly authorized respective officers as of the date set forth above.

NATIONAL TELEHEALTH NETWORK, LLC

By:
Name: Ido Schoenberg
Title: Managing Director

By:	/s/ John Jesser
Name: John Jesser
Title: Managing Director

Date Signed: February 25, 2013

AMERICAN WELL CORPORATION

By:
Ido Schoenberg, Chairman and Chief
Executive Officer

[Signature Page to Business Support Subcontractor Services Agreement]

EXHIBIT A

SERVICES

The Services shall consist of the following or such services as the parties mutually agree upon:

(a) Banking and other financial services

(b) Bookkeeping, accounting

(c) Insurance

(d) Tax services

(e) Legal services

(f) Billing and collection services

(g) Maintenance of medical records

(h) Recruitment and hiring of Qualified Professionals

(i) General human resources

(j) Quality Assurance/Risk Management/Peer Review

(k) Training

(l) Contract Support

(m) Development of Practice Guidelines

EXHIBIT B

BUSINESS SUPPORT AGREEMENT

Attached.

EXECUTION COPY

BUSINESS SUPPORT AGREEMENT

This Business Support Agreement (“Agreement”) is made and entered into effective as of the 25th day of February, 2013 (“Effective Date”) by and among National Telehealth Network, LLC, a Delaware limited liability corporation (“Manager”), Online Care Network P.C., a California professional corporation (“PC”), and as to certain sections Peter Antall, M.D. (the “Physician Owner”).

RECITALS

WHEREAS, PC is a professional corporation duly organized under the laws of California and qualified to provide professional services in other states;

WHEREAS, Physician Owner is the sole record and beneficial owner of all issued and outstanding shares of capital stock of PC;

WHEREAS, PC will enter into clinical services agreements with customers, pursuant to which PC, through its Qualified Professionals (as defined below) in various geographical areas (the “Network”), will provide clinical services in an online setting (the “Online Care Practice”);

WHEREAS, Manager has the expertise to provide such administrative, management and other business support services as are necessary and appropriate to assist PC in the development of the Online Care Practice and the day to day administration of the non-medical aspects of the Online Care Practice;

WHEREAS, PC desires to enter into this Agreement to engage Manager to provide administrative, management and other business support services so as to permit PC to devote its efforts on a concentrated and continuous basis to the Online Care Practice and Manager desires to enter into this Agreement to provide administrative, management and other business support services to PC.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

1.    ENGAGEMENT

1.1    Engagement of Manager: During the Term (as defined below) of this Agreement, PC hereby engages Manager on an exclusive basis to provide administrative, management and other business support services as described in this Agreement on the terms and conditions described herein, and Manager accepts such engagement, subject to the terms and conditions of this Agreement.

2.    RESPONSIBILITIES OF THE PC

2.1    Clinical Services: Sole Responsibility for All Medical Matters: All medical matters relating to the operation of the Online Care Practice and the performance of clinical services through the Network shall be the sole and exclusive responsibility of PC free of any control or direction by Manager. PC shall provide these clinical services through the Network in compliance with all ethical standards and Laws applicable to the operations of the Online Care Practice and PC. Nothing in this Agreement shall be construed to transfer responsibility for the clinical services provided by the Online Care Practice (or any aspect of the Online Care Practice) to Manager or to require Manager to engage in any activities constituting the practice of medicine.

2.2    Qualified Professionals: PC shall employ or contract with all physicians, nurse practitioners or other licensed personnel (collectively, the “Qualified Professionals”) upon the terms consistent with the PC Budget (as defined below). All Qualified Professionals employed by PC shall be licensed and credentialed in at least one of the following states: Indiana, Kentucky, Ohio, Wisconsin, Missouri, Georgia, California, Nevada, Colorado, New Hampshire, Maine, Connecticut, New York, or Virginia. With respect to Qualified Professionals who are contracted (as opposed to employed by) PC, PC shall either directly, or through a contract with another entity, credential each Qualified Professional who is providing clinical services through the Network. Such credentialing shall be in accordance with NCQA standards, including verification that each Qualified Professional has all licenses, credentials, approvals or other certifications required by applicable Law to perform his or her duties and services for the Online Care Practice in all jurisdictions in which Qualified Professional furnishes such services or performs such duties. In the event that PC becomes aware of any disciplinary actions or malpractice actions initiated against any Qualified Professional, PC shall promptly inform Manager of such action and the underlying facts and circumstances.

2.3    Reports: PC and Manager shall agree upon a process and time frame for the provision of such reports about the Online Care Practice as Manager may reasonably request from time to time that may be necessary for Manager to carry out its responsibilities under this Agreement.

2.4    Use of Name: Subject to applicable Laws and ethical standards, PC consents to the use by Manager of PC’s name, addresses, specialty and other pertinent information in connection with any advertising or public relations program relating to the services offered by the PC. PC acknowledges that Manager may use one or more names or other intellectual property in connection with the activities contemplated hereunder in conjunction with PC, PC’s name, and the Online Care Practice. Subject to applicable Laws, Manager consents to the use of one or more of its names by PC in conjunction with the Online Care Practice, as approved by Manager, provided that PC shall not use any such name in any manner that could be construed as implying that Manager either owns the Online Care Practice or is engaged in the practice of medicine.

2.5    Actions Requiring Manager’s Consent: Notwithstanding anything herein to the contrary, PC shall not take, and Physician Owner shall cause PC to not take, any of the following actions during the Term of this Agreement without the prior written consent of Manager following approval of Manager’s Managing Directors (and any such action taken without such consent shall be null and void ab initio):

(a)    form a subsidiary or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association, joint operating agreements and contractual joint ventures or other business organization or division or portion thereof (each such entity in which PC is or may become a shareholder, partner, member or equity holder is sometimes referred to as a “Subsidiary”);

(b)    issue, pledge, sell, transfer or encumber any capital stock of or securities in PC or any Subsidiary or any security convertible into shares of capital stock or securities in PC or any Subsidiary;

(c)    pay any dividends on the capital stock of PC or any Subsidiary, or make any other actual, constructive or deemed distribution to Physician Owner;

(d)    consolidate, merge or exchange any stock, shares, or securities in PC or any Subsidiary;

(e)    sell, assign, pledge, lease, exchange, transfer, or otherwise dispose of, including, without limitation, by mortgage, lien, encumbrance or other security device, any real or personal property or other assets of PC or any Subsidiary, including accounts receivable;

(f)    purchase, lease or otherwise acquire real or personal property or other assets at an aggregate cost to PC or any Subsidiary exceeding One Thousand Dollars ($1,000);

(g)    create, incur or assume, or agree to create, incur or assume, any loans or indebtedness by PC or any Subsidiary, or make or agree to make any loans, advances or capital contributions to, or investments in, any other person in excess of One Thousand Dollars ($1,000);

(h)    create, incur, or allow any mortgage, lien, deed of trust, charge, pledge, security interest or otherwise encumber any property of PC or any Subsidiary, except for liens (i) shown on Schedule 2.5 hereto, (ii) arising under this Agreement or the other Loan Documents, and (iii) for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the borrower (i.e., PC or the applicable Subsidiary) maintains adequate reserves on its books and records.

(i)    reclassify, recapitalize, or split the capital stock or securities of PC or any Subsidiary;

(j)    redeem, purchase or otherwise acquire any shares of capital stock or other securities of PC or any Subsidiary;

(k)    adopt or amend any Articles of Incorporation, Bylaws, operating agreements, or other charter documents of PC or any Subsidiary;

(l)    dissolve, wind down or liquidate PC or any Subsidiary;

(m)    enter into, amend or terminate any contract or agreement to which PC or any Subsidiary is a party, which has an aggregate price or value to PC or any Subsidiary in excess of One Thousand Dollars ($1,000);

(n)    undertake, enter into or incur any expenditure, expense, obligation, agreement, contract or arrangement that is not included in or is in any way inconsistent with any budget or business plan developed in consultation with and approved by Manager;

(o)    increase the compensation, benefits or perquisites of Physician Owner, any Qualified Professional, employee or independent contractor of PC or of any Subsidiary not expressly provided for in the PC Budget (as defined below);

(p)    adopt or revise the PC Budget;

(q)    create any indebtedness or any other obligation of PC or any Subsidiary to Physician Owner, or Physician Owner to PC or any Subsidiary;

(r)    adopt a d/b/a or other indication of affiliation;

(s)    retain any consultants, accountants, attorneys or other professional services providers;

(t)    pay, discharge or satisfy any debts, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of One Thousand Dollars ($1,000);

(u)    commence any legal action, suit or proceeding;

(v)     (A) make an assignment for the benefit of creditors, (B) admit in writing PC’s or any Subsidiary’s inability to pay its debts as they become due, or otherwise becomes insolvent (however evidenced), (C) file a petition in bankruptcy, (D) petition or apply to any tribunal for any receiver for PC or any Subsidiary, or (E) commence any proceeding relating to PC or any Subsidiary under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or order, whether now or hereafter in effect; or

(w)    take any other action that is not in the ordinary course of business.

2.6    Bank Accounts:

(a)    Depository Account. PC shall enter into an agreement with a bank chosen by Manager pursuant to which PC shall require the bank to (i) establish and service a lockbox account in the name and under the control of PC (“PC Depository Account”), (ii) collect, receive, take possession of, endorse in the name of PC, and otherwise negotiate for and on behalf of PC, payments with respect to all PC receivables, and deposit the same and any other PC Revenues (defined below) into PC Depository Account, and (iii) sweep the proceeds of such account on a daily basis into PC Master Account (defined below) or such other account designated by Manager. The bank in which PC Depository Account is located shall be a bank that is not providing financing to PC or acting on behalf of another party in connection with such financing. PC shall request the bank in writing, and PC shall take all steps necessary to enable the bank, to immediately notify Manager of any change in PC’s instructions to the bank. PC and Physician Owner shall not, and shall not authorize or permit anyone to change PC’s instructions to said bank without Manager’s prior written consent. Any change or revocation of such instructions without Manager’s prior written consent shall be a material breach of this Agreement. “PC Revenues” means the total gross revenues collected by or on behalf of PC from Online Care Practice, including the proceeds of governmental and non-governmental receivables.

(b)    Master Account. PC shall establish and maintain a depository account in the name and under the control of PC with a bank chosen by Manager (“PC Master Account”). PC shall instruct the bank to (i) accept deposits into PC Master Account from PC, Manager and by wire transfer from third party payors, (ii) transfer or withdraw funds of PC Master Account only as directed by Manager, and (iii) honor checks drawn against PC Master Account only if signed by duly authorized representatives of Manager. PC shall request the bank in writing, and PC shall take all steps necessary to enable the bank, to immediately notify Manager of any change in PC’s instructions to the bank. PC and Physician Owner shall not, and shall not authorize or permit anyone to change PC’s instructions to said bank without Manager’s prior written consent. Any change or revocation of such instructions without Manager’s prior written consent shall be a material breach of this Agreement.

2.7    Receivables: PC shall direct and request in writing all payors and other persons to make payments by electronic funds transfers with respect to all receivables and other amounts owed to PC to the PC Depository Account. PC shall ensure that all PC Revenues are deposited in the PC Depository Account. Physician Owner shall execute all documents necessary to direct all PC Revenues into the PC Depository Account and will take no action contrary thereto; provided, however, that the foregoing does not prohibit Physician Owner from receiving and retaining those amounts paid to him by PC pursuant to his employment agreement with PC, if any. PC shall have no bank accounts other than the PC Depository Account and the PC Master Account.

2.8    Delivery of Reimbursement Payments: PC shall cause all of its employees, leased employees, contractors and agents, including all Qualified Professionals, who receive any payments for the benefit of PC, including, any payments for the provision of services for or on behalf of PC, to directly and immediately deliver all such payments to Manager for deposit into the PC Depository Account.

2.9    Billing Information: PC shall be responsible for ensuring that it and the Qualified Professionals timely submit accurate, true, complete, legible and correct information necessary for billing purposes to Manager. Such information shall be submitted in a format agreed upon by Manager and PC.

2.10    Exclusivity: Unless as otherwise agreed to by the parties, during the Term (as defined below) of this Agreement, Manager shall serve as PC’s sole and exclusive manager with respect to the management, administrative, financial and other services provided in this Agreement; provided, however, that Manager shall have the ability to contract with an affiliated company for the provision of such services for PC or Online Care Practice. Except as contemplated in this Section 2.10 and during the Term of this Agreement, PC shall not engage any other person or entity to directly or indirectly furnish PC or Online Care Practice with such services.

2.11    Patient Medical Records: PC shall control and shall be responsible for the privacy, security and retention of all patient medical records of PC. PC shall require all of the Qualified Professionals to complete all patient medical records with respect to the services rendered on behalf of PC in accordance with all applicable standards of medical practice and all applicable Laws, including, laws, rules and regulations relating to the privacy, security and retention of patient medical records.

3.    RESPONSIBILITIES OF MANAGER

3.1    Scope of Responsibility: During the Term of this Agreement, PC hereby engages Manager to serve as its exclusive provider of business support services required for the day-to-3.1 day operation of the Online Care Practice by PC as described herein, subject to the matters expressly reserved for PC as hereinafter set forth in this Section 3.1 with respect to the practice of medicine, and Manager hereby agrees to perform such services. Notwithstanding Manager’s general and specific rights and responsibilities set forth in this Agreement, PC shall have and retain full authority and control with respect to all medical and ethical professional determinations over PC’s Online Care Practice and shall be solely responsible for the provision of clinical services through the Network. Manager shall not be required to, and shall not engage in any activity which constitutes the practice of medicine. Manager shall neither exercise control over nor interfere with the relationship between patients of the Online Care Practice and PC or any of its Qualified Professionals, which relationships shall be maintained strictly between such patients and PC and Qualified Professionals.

3.2    Practice Support:

(a)    Manager will provide such management systems or forms as Manager and PC may agree upon and the use of such systems or forms provided by Manager is at the sole (a) discretion of PC.

(b)    Manager shall assist PC with ensuring the privacy, security and retention of patient medical records in accordance with applicable Laws concerning their confidentiality and (b) retention and subject to a Business Associate Agreement in the form attached as Exhibit A.

(c)    Manager will assist PC with development, implementation, maintenance and administration of quality assurance and utilization review and management programs, including (c) peer review processes and procedures, for the Online Care Practice.

(d)    In consultation with PC, Manager shall assist in establishing and maintaining a risk management program for the Online Care Practice.

3.3    Administration of Bank Accounts:

(a)    Generally: In order to maximize the efficient management of cash reserves of PC and to facilitate the payment of PC’s financial obligations, including the PC Expenses, Manager shall administer the PC Master Account described in Section 2.6(b). Manager’s administration of such account shall be governed generally by the provisions of this Section 3.3 and Section 4.2; it being understood, however, that Manager, at its reasonable discretion, may deposit, transfer or withdraw funds in a manner, or to or from other accounts, if any, not contemplated by this Section 3.3 in order to adjust or respond to the then immediate business needs of PC and Manager, or to correct errors or make adjustments for inaccurate estimates. In administering the PC Master Account, Manager shall have full power and authority to act for and on behalf of PC, subject to the limited power of attorney granted by PC in accordance with Section 3.4 below.

(b)    PC Depository Account: All payments with respect to PC receivables will be directed to the PC Depository Account. All funds deposited into the PC Depository Account will be swept on a daily basis into the PC Master Account.

(c)    PC Master Account: The PC Master Account will serve as the source of funds for payment of the PC Expenses and the Management Fee. Manager shall draw checks against, or withdraw funds directly via wire transfer or otherwise from, the PC Master Account to pay the PC Expenses, the Management Fee and other amounts due Manager from PC pursuant to this Agreement.

3.4    Billing and Collection Matters:

(a)    Under the direction of PC, Manager shall develop and maintain credit and billing and collection policies and procedures, and shall bill and collect in a timely manner in connection with PC’s delivery of the Online Care Practice (“Billing and Collection Services”). In connection with the Billing and Collection Services, and to the extent necessary to effectuate such services, and subject to any and all limitations set forth in applicable Laws, and as may be required by PC’s customer agreements, PC hereby grants Manager an exclusive special power of attorney and appoints Manager as PC’s exclusive true and lawful agent and attorney-in-fact, and Manager hereby accepts such appointment, for the following purposes:

(i)    to bill, in PC’s name and on its behalf, all claims for reimbursement, indemnification and payment, as requested by PC, from patients, insurance companies (i) and plans, all state or federally funded benefit plans, and all other third party payors or fiscal intermediaries for all billable medical care and other health care provided by or on behalf of PC to patients;

(ii)    to collect and receive, in PC’s name and on its behalf, all accounts receivable generated by such billings and claims, to take possession of, endorse in the (ii) name of PC, and deposit into the PC Depository Account any notes, checks, money orders, insurance payments, and any other amounts received in payment of accounts receivable for Online Care Practice;

(iii)    to sign checks, drafts, bank notes or other instruments on behalf of PC, and to make withdrawals from the PC Depository Account for payments specified in this (iii) Agreement; and

(iv)    to direct any and all third party payors and other persons to deposit into the PC Depository Account by electronic funds transfers all payments due PC for goods and services provided by or on behalf of PC or the Online Care Practice.

(b)    PC shall execute and deliver to the bank at which PC Depository Account is maintained such additional documents or instruments as Manager may reasonably request to demonstrate its authority. The special and limited powers of attorney granted under this Section 3.4 shall be coupled with an interest. The powers of attorney shall expire on the last to occur of the termination of this Agreement or the payment of all amounts due Manager under the terms of this Agreement. The provisions of this Section 3.4 shall survive expiration or termination of this Agreement.

(c)    Manager may, at its option, elect to provide Billing and Collection Services directly through the use of its own personnel or it may arrange for one or more billing or collection agencies to provide such services. Such billing or collection agencies may be entities affiliated with Manager or may be entities independent of Manager. If Manager so delegates the performance of the Billing and Collection Services to a third party, then PC shall execute such powers of attorney in favor of such third party designated by Manager from time to time.

3.5    Bookkeeping, Accounting, Financings and Taxes:

(a)    Manager shall maintain all financial books and records of PC and shall direct and maintain the operation of appropriate management information systems with respect to PC’s operation of the Online Care Practice and Manager’s provision of business support services under this Agreement.

(b)    Manager shall present to PC: (i) as soon as possible after the close of each month an unaudited statement of revenues and operating expenses (excluding provisions for income (b) tax) showing the results of PC’s Online Care Practice operations for the preceding month of the fiscal year and the year to date, and (ii) as soon as possible after the close of each fiscal year, a statement of revenues and operating expenses (excluding provisions for income tax) showing the results of PC’s Online Care Practice operations, and shall prepare such other unaudited financial statements as may be appropriate.

(c)    Manager shall arrange and pay from the PC Master Account for all legal and accounting work for PC.

(d)    Manager shall assist PC in arranging for loans or other financings for PC as may be necessary or appropriate for the successful operation of PC. Manager itself, or an affiliate of Manager, may, but shall not be obligated to, provide such loans or other financing to PC on commercially reasonable terms and conditions as may be agreed upon by the parties.

(e)    Manager will prepare, or arrange for preparation of, all tax returns for PC and Manager will timely pay from the PC Master Account all such taxes, assessments and all other (e) assessed fees, expenses, and charges by regulatory bodies having jurisdiction over PC, Physician Owner and Qualified Professionals.

3.6    Budgets: Manager shall prepare an annual capital and operating budget for PC (the “PC Budget”). At least 30 days prior to the commencement of each fiscal year of PC, Manager shall present the PC Budget to PC for approval. A PC Budget for the period from the Effective Date through the end of PC’s current fiscal year has been approved by PC. If a proposed PC Budget for any subsequent fiscal year is not approved by PC before the commencement of the fiscal year, Manager and PC shall continue to operate under the PC Budget for the immediately preceding fiscal year until Manager and PC otherwise agree, except that the amount allocated to each line item shall be increased to an amount equal to such amount for the immediately preceding fiscal year multiplied by a fraction, the numerator of which is the Consumer Price Index For All items For Urban Consumers (CPI-U), Medical Care Group, published monthly in the Monthly Labor Review of the Bureau of Labor Statistics of the United States Department of Labor (the “CPI”), for the month of January of the calendar year such increase is to be effective, and the denominator of which is the CPI for the month of January for the immediately preceding calendar year. In the alternative, upon mutual written agreement, Manager and PC may continue to operate under a modified PC Budget which includes any agreed upon line items in the proposed PC Budget and all other line items adjusted in accordance with the preceding sentence.

3.7    Insurance: Manager shall arrange for, pay for out of the PC Master Account (including any and all deductibles), and maintain during the Term of this Agreement, the purchase by PC of medical malpractice insurance for Physician Owner and Qualified Professionals. In consultation with Physician Owner and consistent with the business needs of the PC, Manager shall arrange for, pay for out of the PC Master Account (including any and all deductibles), and maintain other appropriate insurance coverage for PC such as general liability insurance, directors and officers insurance, workers compensation and employment practices policies. PC and the Physician Owner shall be listed, as appropriate, as covered parties on the insurance policies purchased pursuant to this Section 3.7. Upon request by PC, Manager shall provide copies of the insurance certificates for each policy requested by PC.

3.8    Practice Guidelines: Subject to Section 2.1, Manager shall provide and revise at PC’s direction policies and procedures pertaining to PC’s clinical services, including, without limitation, the physician-established suggested clinical protocols and suggested practice guidelines that relate to diagnosis and treatment of the conditions that may be treated within the scope of the Online Care Practice (“Practice Guidelines”). PC and the Physician Owner shall independently review and approve the Practice Guidelines to assure their clinical appropriateness and effectiveness for patients to be treated within the scope of the Online Care Practice and have the sole discretion to modify the same so long as such modifications are consistent with accepted standards of care; provided, however, that PC shall notify Manager as soon as possible in writing of any such modifications (in advance if reasonable to do so under the circumstances). Manager represents that the initial policies and procedures provided by Manager to PC for review and revision will be or have been developed using an evidenced-based medicine approach where published reports in peer-reviewed medical journals with high quality statistical methods are used to validate the rationale.

3.9    Personnel: To the extent allowable under applicable federal, state and local laws, rules and regulations of any federal, state or local governmental or regulatory authority (collectively, “Law”), Manager shall assist PC with establishing and implementing guidelines for the recruitment, selection, hiring, firing, compensation, terms, conditions, obligations and privileges of employment or engagement of Qualified Professionals, and all other persons working for PC, if any, provided, however, that PC, in consultation with Manager, shall have final approval over all such guidelines. Manager will also further assist PC in recruiting new Qualified Professionals and all other persons working for PC, if any, and will carry out such administrative functions as may be appropriate for such recruitment, including advertising for and identifying potential candidates, assisting PC in examining and investigating the credentials of such potential candidates, and arranging interviews with such potential candidates. All Qualified Professionals recruited with the assistance of Manager to render professional services on behalf of PC shall be the employees or independent contractors of PC, in compliance with applicable Law. It is hereby acknowledged and agreed that PC, in consultation with Manager, shall have final approval over the selection, hiring, firing, compensation, terms, conditions, obligations and privileges of employment or engagement of Qualified Professionals, and all other persons working for PC, if any, and such approval shall not in any instance be unreasonably withheld, conditioned or delayed.

3.10    Training: Manager shall train PC personnel with respect to all aspects of PC’s operations (other than medical care) material to the role of such personnel, including, but not limited to, administrative, financial and equipment maintenance matters.

3.11    Contract Negotiation: Manager shall advise PC with respect to and negotiate, either directly or on PC’s behalf, as appropriate and permitted by applicable Law, such contractual arrangements with third parties as are reasonably necessary and appropriate for PC’s provision of online health care services.

3.12    Executive: Consistent with the provisions of this Article 3, to the extent permitted by Moscone-Knox Professional Corporation Act, PC and Physician Owner shall cause such individual as may be identified by Manager from time to time to be appointed as an officer of PC at a position other than that of a President or Treasurer, and to cause such individual to have the power and authority to execute contracts on behalf of PC in accordance with this Agreement and to engage in all other appropriate activities in accordance with this Agreement.

4.    FINANCIAL ARRANGEMENTS

4.1    Expenses: PC shall be financially responsible for all PC Expenses. “PC Expenses” are (i) the expenses of PC set forth in the PC Budget, (ii) expenses of PC not included in the PC Budget that are otherwise approved by Manager, and (iii) all costs and expenses incurred by Manager on behalf of PC with respect to the operation of PC’s business and in providing services pursuant to this Agreement. Without limiting the foregoing definition, the term “PC Expenses” shall include salaries, bonuses, wages, benefits and other compensation, all taxes, all recruiting costs, all insurance premiums, including workers compensation insurance premiums and claims, continuing education and training, medical license fees, travel and other reimbursed employee-expenses, broker fees and fees for legal, bookkeeping, and accounting services, capital investments, and all other costs and expenses of Manager’s or its affiliates in carrying out Manager’s responsibilities under this Agreement. The Physician Owner shall not have any obligation to personally pay any expenses incurred by the PC. Nothing in the preceding sentence negates, diminishes or otherwise alters the Physician Owner’s obligations and responsibilities under Section 8.12 of this Agreement.

4.2    Application of Payments: The payment of all PC Expenses will be administered by Manager from the funds in the PC Master Account. Manager shall disburse the funds in the PC Master Account to pay the following obligations when due and in order set out below:

(a)    Patient/Payor Refunds: PC Revenues shall first be applied to pay any refunds or rebated owed by PC to patients or payors.

(b)    PC Expenses: PC Revenues shall next be applied to all PC Expenses, including, without limitation, the Management Fee and balance of any outstanding loan amount.

(c)    GAAP: Except as specifically provided otherwise, in keeping PC’s books and records, Manager shall record all PC Revenues, refunds, rebates, costs, expenses, and any other information using the same accounting method under which Manager keeps its own books and records, in accordance with GAAP, consistently applied.

4.3    Shortfall Amount: If the funds of PC are insufficient to reimburse Manager for any amounts due to Manager pursuant to this Agreement, any such shortfall shall be treated as a Credit Extension, as defined in and pursuant to the terms of that certain Loan Agreement dated the date hereof by and between PC and the Manager (the “Loan Agreement”) and shall accrue interest at a per annum rate equal to six percent (6.00%). PC expressly covenants and agrees to repay the outstanding amount of such loan (and accrued, but unpaid interest) contemplated by this Section 4.3 in accordance with the terms of the Loan Agreement. The Physician Owner, as the Officer, Director or current sole shareholder of PC, shall not have any personal responsibility for the repayment of such loan. Nothing in the preceding sentence negates, diminishes or otherwise alters the Physician Owner’s obligations and responsibilities under Section 8.12 of this Agreement.

4.4    Management Fee: PC and Manager agree that the fees to be paid to Manager (the “Management Fees”) are in consideration of the substantial commitment made to PC by Manager under this Agreement, including, without limitation, the administrative, management and other business support services provided, and that such fees have been negotiated at arm’s length and are fair, reasonable, and consistent with fair market value. PC shall pay to Manager the Management Fees set forth in Exhibit B.

4.5    Authority: PC hereby expressly authorizes Manager to withdraw or transfer funds or draw checks against the PC Master Account to effectuate or facilitate the payment of any or all of the amounts due and payable under this Article 4. PC shall ensure that Manager is provided with electronic access to the PC Depository Account and the PC Master Account so that it may identify the PC Revenues deposited therein and carry out its obligations hereunder.

5.    TERM AND TERMINATION

5.1    Term: This Agreement shall commence on the Effective Date and shall continue in effect until the ten (10) year anniversary thereof (the “Initial Term”), and shall automatically renew for successive five (5) year terms thereafter unless PC or Manager notifies the other in writing at least ninety (90) days prior to the renewal date of its intention not to renew. The Initial Term and any subsequent terms that this Agreement remains in effect are collectively referred to as the “Term” of this Agreement.

5.2    Termination with Cause: PC or Manager may terminate this Agreement by giving written notice thereof if the other defaults in the performance of any material duty or obligation imposed upon it by this Agreement and such default shall continue for a period of sixty (60) days after written notice thereof has been given by the non-defaulting party (or if not reasonably curable within such sixty (60) days period and if the defaulting party is proceeding diligently and in good faith and such default is curable, up to ninety (90) days). Manager may terminate this Agreement by giving written notice thereof if the Physician Owner defaults in the performance of any duty or obligation imposed upon the Physician Owner by this Agreement and such default shall continue for a period of seven (7) business days after written notice thereof has been given by Manager (or if not reasonably curable within such seven (7) business day period and if the Physician Owner is proceeding diligently and in good faith and such default is curable, within ten (10) days).

5.3    Termination by Mutual Agreement; Termination without Cause. The parties may terminate this Agreement upon mutual agreement. Either party may terminate this Agreement without cause upon at least 180 days’ prior written notice to the other party.

5.4    Automatic Termination as to Physician Owner. Physician Owner’s obligations under this Agreement shall terminate automatically at such time as the Physician Owner is no longer a shareholder of the PC.

5.5    Duties upon Termination or Expiration of This Agreement: In the event this Agreement is terminated upon expiration of its Term or for any other reason:

(a)    No party shall be released or discharged from any obligation, debt or liability which has previously accrued or been incurred and remains to be performed upon the date of termination or expiration;

(b)    Any sums of money owing by a party to another, whether under this Agreement or otherwise, including PC Expenses and Management Fee, shall be paid immediately, and Manager shall have a right to apply any and all PC Revenues to the amounts due and payable to Manager;

(c)    Manager may exercise its rights under that certain Direct Transfer Agreement between Manager and Physician Owner of even date herewith, and all parties shall co-operate in such exercise of rights by Manager. Nothing herein limits or alters the right of Manager to exercise its rights under the Direct Transfer Agreement earlier than upon a termination or expiration of this Agreement; and

(d)    PC will immediately surrender to Manager all of Manager’s property (including, without limitation, the records referenced in Section 6.1 below and Manager’s Confidential Information as defined in Section 7.1 below), in the possession of PC or the PC Representatives (as defined in Section 7.1 below). Manager will immediately surrender to PC all property and information of PC that does not constitute property or Confidential Information of Manager.

6.    INFORMATION AND RECORDS

6.1    Ownership of Records: At all times during and after the term of this Agreement, including any extensions or renewals hereof, all business records, including, but not limited to, business agreements, books of account, general administrative records and all information generated under or contained in the management information system pertaining to Manager’s obligations hereunder, and other business information of any kind or nature, except for patient medical records, shall be and remain the sole property of Manager.

6.2    PC’s Medical Records: At all times during and after the Term of this Agreement, the medical records for patients of PC shall be and remain the property of PC, and the content thereof shall be the sole responsibility of PC and the individual Qualified Professionals.

6.3    Access to Records: Subject to applicable Law, each party shall be entitled, upon request and with reasonable advance notice, to obtain access to all records of the other party directly related to the performance of such party’s obligations pursuant to this Agreement; provided, however, that such right shall not allow access to records that must necessarily be kept confidential. A party, at its expense, shall have the right to make copies of any records to which it has access pursuant to this Section 6.3.

6.4    Confidentiality of Medical Records: Manager and PC shall adopt procedures for maintaining the confidentiality of all patient medical records and all records relating to the operations of Manager and PC, including, but not limited to, all statistical, financial and personnel data related to the operations of Manager or PC, which information is not otherwise available to third parties publicly or by law, and shall comply with all applicable federal and state statutes and regulations relating to such records. Patient medical records and other privileged patient information shall not be disclosed or utilized by PC or Manager or their agents or employees except as required or permitted by applicable laws and regulations and shall be subject to the provisions of the Business Associate Agreement in the form attached hereto as Exhibit A.

7.    CONFIDENTIALITY/NONCOMPETITION

7.1    Confidential Information. Manager, in connection with its business, has developed and will develop, and PC, Physician Owner, its employees and representatives of PC, including, without limitation, the Qualified Professionals, but excluding Manager (including its members and Managing Directors) and any individual appointed as an officer of PC by Manager pursuant to Section 3.2 (such other employees and representatives are sometimes collectively referred to as the “PC Representatives”) may gain access to, confidential, proprietary or privileged information of Manager or regarding Manager’s business’ activities, including, without limitation, records, files, charts, documents, books, data, know how, research and development, business and financial methods or practices, plans, models, compilations, processes, inventions, pricing, operating margins, customer lists, details of customer lists, employee compensation and benefit plans, operating strategies, expansion strategies or business strategies, or other confidential information relating to the policies and procedures (including the Practice Guidelines), operating manuals, symbols, trademarks, trade names, service marks, designs, procedures, processes, marketing materials and other copyrighted, patented, trademarked, or legally protectable information that is confidential or proprietary to Manager (collectively, “Confidential Information”). For purposes of this Article 7, Manager shall mean and include not only Manager, but also any affiliate of Manager as well as any company or organization that provides management and/or administrative services to or on behalf of Manager in connection with this Agreement.

7.2    Use or Disclosure of Confidential or Propriety Information: During the term of this Agreement and thereafter, PC shall require, in writing, the PC Representatives to, treat all 7.2 Confidential Information as confidential and proprietary and shall not, except as may be expressly required by law, (a) disclose Confidential Information, in whole or in part, to any third-party without the prior written consent of Manager; (b) permit the use or appropriation of Confidential Information by any third-party; (c) use or appropriate Confidential Information for any purpose other than the performance of PC’s obligations under this Agreement; or (d) otherwise use or appropriate Confidential Information for their own account, or as an agent, employee, employer, partner director or stockholder of, or in concert with, any person, firm, corporation or other organization.

7.3    Restrictions as to Physician Owner: During the term of this Agreement and for a period of one (1) year after the earlier of the termination or expiration of this Agreement or Physician Owner’s employment agreement with PC, Physician Owner shall not directly or indirectly:

(a)    Except as otherwise approved by the Manager in writing, establish, operate or provide medical or clinical services in an on-line consumer facing setting; provided, however that the foregoing shall not restrict Physician Owner from serving as a shareholder, director, officer or employee of Online Care Network II, PC, Online Care Network III, PC and OCN Physicians, P.C.;

(b)    Except as otherwise approved by the Manager in writing, utilize any individual working for Manager or any of its affiliates as an employee, independent contractor, consultant, agent or representative;

(c)    Induce or attempt to influence any employee or contractor of Manager or any of its affiliates to terminate its employment or engagement with Manager or such affiliate; provided, however, advertisements for employment in periodicals of general circulation, use of an employment agency or on the internet shall not be considered a violation of this Section 7.3;

(d)    Restrict, limit, interfere, induce or influence any Qualified Professional or any other provider of health professional services that has provided services as contemplated hereunder from becoming an employee or independent contractor of Manager or any of its affiliates (if permitted by applicable Law) or of another practice or professional corporation that is managed by Manager or such affiliate; or

(e)    Divert or attempt to divert, or solicit or attempt to solicit, any on line healthcare business that is engaged in or operated by any person or entity that controls, is under common control with, is managed by or is administered by Manager or any of its affiliates.

7.4    Restrictions as to PC and PC Representatives: During the Term of this Agreement and for a period of two (2) years after the termination or expiration of this Agreement (or with respect to a PC Representative who performs executive or management services for PC and is designated in writing by Manager (“Designated PC Representative”), during the term of his or her employment or contractual relationship with PC and for a period of two years after the termination or expiration of his or her employment or contractual relationship with PC), PC shall not and, within the thirty (30) day period following the date on which Manager notifies PC of the Designated PC Representative, PC shall require, in writing, each Designated PC Representative to not, directly or indirectly:

(a)    Except as otherwise approved by the Manager in writing, establish, operate or provide medical or clinical services in an on-line setting; provided, however that this Section 7.4(a) does not apply to Designated PC Representatives who are Qualified Professionals;

(b)    Except as otherwise approved by the Manager in writing, utilize any individual working for Manager or any of its affiliates as an employee, independent contractor, consultant, agent or representative;

(c)    Induce or attempt to influence any employee or contractor of Manager or any of its affiliates to terminate its employment or engagement with Manager or such affiliate; provided, however, advertisements for employment in periodicals of general circulation, use of an employment agency or on the internet shall not be considered a violation of this Section 7.4;

(d)    Restrict, limit, interfere, induce or influence any Qualified Professional or any other provider of health professional services that has provided services as contemplated hereunder from becoming an employee or independent contractor of Manager or any of its affiliates (if permitted by applicable Law) or of another practice or professional corporation that is managed by Manager or such affiliate; or

(e)    Divert or attempt to divert, or solicit or attempt to solicit, any on line healthcare business that is engaged in or operated by any person or entity that controls, is under common control with, is managed by or is administered by Manager or any of its affiliates.

7.5    Reasonableness of Restrictions: PC hereby acknowledges, on behalf of itself and the PC Representatives, its understanding and agreement that the foregoing provisions in this Article 7 are designed to preserve the goodwill of Manager and its affiliates, the goodwill of PC, the trade secrets of Manager and PC, the valuable confidential business or professional information that otherwise does not qualify as trade secrets, and/or any substantial relationships with specific prospective or existing customers or clients.

7.6    Injunctive Relief; Damages: PC hereby acknowledges, on behalf of itself and the PC Representatives, its understanding and agreement that a violation of this Article 7 will cause irreparable harm to Manager, the exact amount of which will be impossible to ascertain, and for that reason they agree that Manager shall be entitled to seek, without the necessity of showing any actual damage or posting a bond (unless required by Law), from any court of competent jurisdiction temporary or permanent injunctive relief and/or specific performance of this Agreement restraining PC or any person from any act prohibited by this Article 7. Nothing in this paragraph shall limit Manager’s right to recover any other damages or remedies to which it is entitled as a result of a breach of this Article 7 by PC, a PC Representative or any other person. If any one or more of the provisions of this Article 7 or any word, phrase, clause, sentence or other portion of this Article 7 (including, without limitation, the geographical, duration or scope of activity restrictions contained in this Article 7) shall be held to be unenforceable or invalid for any reason, such provision or portion of provision shall be modified or deleted in such a manner so as to make this Article 7, as modified, legal and enforceable to the fullest extent permitted under applicable Law.

7.7    Survival: The provisions of this Article 7 shall survive the termination or expiration of this Agreement.

8.    MISCELLANEOUS

8.1    Independent Contractor Status of Parties: It is mutually understood and agreed that in the performance of their respective duties and obligations under this Agreement each party is at all times acting and performing as an independent contractor with respect to the others and that no relationship of partnership, joint venture or employment is created by this Agreement. No party, nor any other person performing services on behalf of a party pursuant to this Agreement, shall have any right or claim against the other party for Social Security benefits, workers’ compensation benefits, disability benefits, unemployment insurance benefits, health benefits, vacation pay, sick leave, or any other employee benefits of any kind.

8.2    Compliance with Corporate Practice of Medicine Doctrine: The parties hereto have made all reasonable efforts to ensure that this Agreement complies with the corporate practice of medicine rules in the State of California and other states where applicable. The parties hereto understand and acknowledge that such laws may change, be amended, have guidance or have a different interpretation and the parties intend to comply with such laws in the event of such occurrences. Under this Agreement, PC, Physician Owner and its Qualified Professionals shall have the exclusive authority and control over the medical aspects of the Online Care Practice to the extent they constitute the practice of medicine. Manager shall not direct, control, attempt to control, influence, restrict or interfere with PC’s, Physician Owner’s or any of its Qualified Professionals’ exercise of independent clinical, medical or professional judgment in providing healthcare or medical related services.

8.3    Patient Referrals: The parties agree that the respective benefits to and obligations of the parties hereto do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangements for the provision of any item or service offered directly or indirectly by PC and/or Manager to any patients, including any patients of any other professional corporations that have entered into business support services agreements with Manager.

8.4    No Waiver: The waiver by any party to this Agreement of any breach of any term or condition of this Agreement shall not constitute a waiver of subsequent breaches. No waiver by any party of any provision of this Agreement shall be deemed to constitute a waiver of any other provision.

8.5    Notices: If, at any time after the Execution Date, it shall become necessary or convenient for one of the parties to serve any notice, demand or communication upon the others, such notice, demand, or communication shall be in writing and shall be served personally, by facsimile transmission with voice confirmation and receipt confirmed, overnight courier which provides confirmation of delivery, or by depositing the same in the United States mail, registered or certified, return receipt requested, postage prepaid to the party at the address set forth below, or to such other address as a party may have furnished to the others in writing as the place for the service of notice. Any notice so mailed shall be deemed to have been given on the day the same has been deposited in the United States mail; any notice given personally, by facsimile or overnight courier shall be deemed to have been given upon receipt of the notice.

If to PC or Physician Owner:	Peter Antall, MD

Copy to: (which shall not constitute notice)	Law Offices of Jeffrey L. Marcus 340 N. Westlake Blvd., Suite 270 Westlake Village, California 91362 Attention: Jeffrey L. Marcus Fax: (805) 494-1881 Email: jeff@marcuslawgroup.com

If to Manager:	National Telehealth Network, LLC c/o American Well Corporation 75 State Street, 26th Floor Boston, Massachusetts 02109 Attention: Ido Schoenberg, Chief Executive Officer Fax:

And to:	National Telehealth Network, LLC John Jesser, Managing Director c/o WellPoint, Inc. 120 Monument Circle Indianapolis, Indiana 46204-4903

Copy to: (which shall not constitute notice)

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Attention: Julie Korostoff, Esq.

Fax: (617) 542-2241

Lewis, Rice & Fingersh, LC

600 Washington Ave., Suite 2500

St. Louis, Missouri 63101

Attention: John J. Riffle

Fax: 314-612-1341

8.6    Assignment: Neither PC nor Physician Owner may sell, transfer, assign, delegate or otherwise convey its rights or obligations under this Agreement without the prior written consent of Manager. Manager shall have the right to sell, transfer, assign or otherwise convey all or any portion of its rights and obligations hereunder, and to delegate or subcontract for the performance of any and all duties and obligations, or portions thereof, required to be performed by Manager as set forth herein, to any affiliate or subsidiary of Manager or to any entity in connection with the sale of all or substantially all of Manager’s assets or in connection with a change of control of Manager.

8.7    Successors and Assigns: Subject to the provisions of this Agreement respecting assignment, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

8.8    Third Parties: Nothing in this Agreement shall be construed to create any duty to, any standard of care with reference to, or any liability to anyone not a party to this Agreement, and it is not intended that there be any third party beneficiaries hereof. Notwithstanding the foregoing, the PC Indemnified Parties and the Manager Indemnified Parties are intended third-party beneficiaries of Section 8.12 (Indemnification), and shall be entitled to enforce the provisions of such Section as if a party to this Agreement.

8.9    Governing Law: This Agreement shall be interpreted in accordance with and governed by the laws of the State of California, and each of the parties hereby submits to the jurisdiction of the courts of the State of California with respect to any and all disputes or other matters arising out of or related in any way to this Agreement.

8.10    Severability: Nothing contained in this Agreement shall be construed to require the commission of an act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation, the latter shall prevail. In such event, and in any case in which any provision of this Agreement is determined to be in violation of a statute, law, ordinance or regulation, the affected provision(s) shall be limited only to the extent necessary to bring it within the requirements of the law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. The other provisions of this Agreement shall remain in full force and effect, and the invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of the other provisions of this Agreement, nor the availability of all remedies in law or equity to the parties with respect to such other provisions.

8.11    Contract Modifications for Prospective Legal Events: In the event any state or federal laws or regulations, now existing or enacted or promulgated after the Effective Date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, PC and Manager shall reasonably amend this Agreement, to the maximum extent possible, to preserve the underlying economic and financial arrangements between the parties. The parties agree that such amendment may require reorganization of PC or Manager, or both, and may require either or both parties to obtain appropriate regulatory licenses and approvals. In addition, this Agreement is subject to biennial review and amendment by Manager to ensure that the arrangement described in this Agreement is and remains commercially reasonable, as verified by an independent valuation consultant engaged by Manager at its expense.

8.12    Indemnification: PC shall indemnify, hold harmless and defend (by counsel selected by PC in accordance with Section 8.13) Manager, its officers, members, managers, employees and independent contractors (the “PC Indemnified Parties”) from and against any and all liabilities, losses, interest, damages, costs, fines, penalties or expenses (including, without limitation, reasonable attorneys’ fees, whether suit is instituted or not, and, if instituted, whether incurred at any trial or appellate level or post judgment) (“Claims”) threatened or assessed against, levied upon, or collected from any PC Indemnified Parties, whether or not covered by insurance, caused or asserted to have been caused by or as a result of the performance of medical services or any illegal activity, intentional misconduct, negligence or breach of this Agreement by PC, Physician Owner, or any of PC’s agents, employees or subcontractors (including, without limitation, PC Representatives), including, without limitation, any claims asserting medical malpractice. Physician Owner shall indemnify, hold harmless and defend (by counsel selected by Physician Owner in accordance with Section 8.13) Manager, its officers, members, managers, employees and independent contractors (the “PO Indemnified Parties”) from and against any and all Claims threatened or assessed against, levied upon, or collected from any PC Indemnified Parties, whether or not covered by insurance, caused or asserted to have been caused by or as a result of any illegal activity, intentional misconduct or breach of Sections 2.5, 2.6, 2.7, 3.8, 3.12, 7.1, and 7.3 and Article 8 of this Agreement by Physician Owner. Manager shall indemnify, hold harmless and defend (by counsel selected by Manager in accordance with Section 8.13) PC, its officers, directors, shareholders, employees and subcontractors, and Physician Owner (the “Manager Indemnified Parties”) from and against any and all Claims threatened or assessed against, levied upon, or collected from any of the Manager Indemnified Parties, whether or not covered by insurance, caused or asserted to have been caused by or as a result of, arising out of, from, or in any way related to, any illegal activity, intentional misconduct, negligence or breach of this Agreement by Manager; provided, however, with respect to any liabilities incurred by Manager Indemnified Parties relating to or in connection with any proceeding, inquiry or complaint involving Physician Owner by or from any medical licensing board which otherwise may be indemnifiable under this Section 8.12, Manager shall assume only the costs, expenses and fees, including reasonably attorneys’ fees, arising from such proceeding, inquiry or complaint; provided, further, that Manager will not be responsible for any Claim which was caused or asserted to have been caused by or as a result of, arising out of, from, or in any way related to, any direction, request, instruction, action or omission of one or more of the Manager Indemnified Parties. The provisions of this Section 8.12 shall survive expiration or termination of this Agreement.

8.13    Indemnification Procedures. As used herein, an “Indemnified Party” shall refer to a PC Indemnified Party or a Manager Indemnified Party, as applicable, the “Notifying Party” shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereby, and the “Indemnifying Party” shall refer to the party hereto obligated to indemnify such

Notifying Party’s Indemnified Parties. As a condition precedent to any claim for indemnification under Section 8.12, in the event that any of the Indemnified Parties is made a defendant in or party to any Claim, the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party’s ability to seek reimbursement unless, and only to the extent that, such failure has materially and adversely affected the Indemnifying Party’s ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim, provided that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 15 business days after the Notifying Party’s notice of such Claim (but, in any event, at least five business days prior to the date that an answer to such Claim is due to be filed). Reputable attorneys reasonably acceptable to the Indemnified Party employed by the Indemnifying Party shall conduct such contest and defense. The Notifying Party shall be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, if (v) the Indemnifying Party does not assume the defense of the Claim, (w) the Indemnified Party reasonably determines that there is a conflict of interest that prevents the Indemnifying Party from adequately representing the Indemnified Party’s interests with respect to the claim, (x) a Claim seeks relief other than the payment of monetary damages, (y) the subject matter of a Claim relates to the ongoing business of the Indemnified Party, which Claim, if decided against the Indemnified Party, would adversely affect the ongoing business or reputation of the Indemnified Party or (z) the Indemnified Party would not be fully indemnified with respect to such Claim, then, in each such case, the Indemnified Party alone shall be entitled to contest, defend and settle such Claim in the first instance and the Indemnifying Party must reimburse the Indemnified Party for its reasonable out of pocket costs and expenses (including reasonable fees of outside counsel) for such contest, defense or settlement of such Claim. If the Indemnified Party does not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

8.14    Amendments Only in Writing: This Agreement may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Manager and PC.

8.15    Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which shall constitute one and the same agreement. This Agreement shall not become effective until it has been executed by all of the parties hereto.

8.16    WAIVER OF JURY TRIAL: THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS 8.16 AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR

AGREEMENT AMONG THE PARTIES IRREVOCABLE TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT SHALL INSTEAD BE RESOLVED IN ACCORDANCE WITH SECTION 8.17.

8.17    Dispute Resolution. In the event of any dispute, controversy, or claim arising out of, in connection with, or relating to this Agreement or any breach or alleged breach hereof, the parties shall first meet and confer in an effort to negotiate in good faith a resolution of such dispute, controversy, or claim. All such negotiations shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable federal and state rules of evidence. If the parties are unable to resolve the dispute through negotiations within ten (10) days after the written notice delivered, then a party may demand in writing that the matter be submitted to arbitration under the then current rules of arbitration of the American Arbitration Association (or such other arbitration service as may be agreed upon by the Parties). The arbitrator’s decision in such proceeding shall be final and binding, and any party may petition a court of appropriate jurisdiction for the award of the arbitrator to be enforced by the court. Any costs, fees or expenses incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. In any mediation or arbitration proceeding pursuant to this Section 8.17, (i) the parties shall endeavor to identify an arbitrator who is knowledgeable in health care matters and the types of transactions described in this Agreement; (ii) the location of the proceeding shall be in New York or another location as mutually agreed upon by the parties; and (iii) unless otherwise determined and directed by the arbitrator, the expenses of the mediation and/or arbitration shall be borne equally by the parties. Nothing contained in this Section 8.17 will limit, prevent or prohibit Manager from immediately exercising its rights under the Direct Transfer Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, Manager and PC have caused this Agreement to be executed by their duly authorized respective officers as of the date set forth above.

PC: ONLINE CARE NETWORK ..P.C., a California professional corporation

By:	/s/ Peter Antall
Peter Antall, M.D., its
President

MANAGER: NATIONAL TELEHEALTH NETWORK, LLC a Delaware limited liability corporation

By:
Ido Schoenberg
Managing Director

By:
Name: John Jesser
Title: Managing Director

As to Sections 2.5, 2.6, 2.7, 3.8, 3.12, 7.1, and 7.3 and Article 8 PHYSICIAN OWNER:

/s/ Peter Antall
Peter Antall, M.D.

[Signature Page to Business Support Agreement]

IN WITNESS WHEREOF, Manager and PC have caused this Agreement to be executed by their duly authorized respective officers as of the date set forth above.

PC: ONLINE CARE NETWORK ..P.C., a California professional corporation

By:
Peter Antall, M.D.
President

MANAGER: NATIONAL TELEHEALTH NETWORK, LLC a Delaware limited liability corporation

By:	/s/ Ido Schoenberg
Ido Schoenberg
Managing Director

By:
Name: John Jesser
Title: Managing Director

As to Sections 2.5, 2.6, 2.7, 3.8, 3.12, 7.1, and 7.3 and Article 8 PHYSICIAN OWNER:

Peter Antall, M.D.

[Signature Page to Business Support Agreement]

IN WITNESS WHEREOF, Manager and PC have caused this Agreement to be executed by their duly authorized respective officers as of the date set forth above.

PC: ONLINE CARE NETWORK ..P.C., a California professional corporation

By:
Peter Antall, M.D.
President

MANAGER: NATIONAL TELEHEALTH NETWORK, LLC a Delaware limited liability corporation

By:
Ido Schoenberg
Managing Director

By:	/s John Jesser
Name: John Jesser
Title: Managing Director

As to Sections 2.5, 2.6, 2.7, 3.8, 3.12, 7.1, and 7.3 and Article 8 PHYSICIAN OWNER:

Peter Antall, M.D.

[Signature Page to Business Support Agreement]

EXHIBIT A

BUSINESS ASSOCIATE AGREEMENT

THIS BUSINESS ASSOCIATE AGREEMENT (the “Agreement”) is entered into this 25th day of February, 2013 (“Effective Date”) by and between Online Care Network P.C. (“Covered Entity”) and National Telehealth Network, LLC (“Business Associate”).

WITNESSETH:

WHEREAS, in connection with the Business Support Agreement (“Business Support Agreement”) of even date herewith between Covered Entity and Business Associate, Covered Entity may wish to disclose certain information to Business Associate some of which may constitute Protected Health Information (“PHI”);

WHEREAS, Covered Entity and Business Associate intend to protect the privacy and provide for the security of PHI disclosed to Business Associate pursuant to the Business Support Agreement in compliance with the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated thereunder and the Health Information Technology for Economic and Clinical Health Act and regulations promulgated thereunder (collectively referred to as “HIPAA”) and other applicable laws and regulations as the same may be amended from time to time; and

WHEREAS, the purpose of this Agreement is to set forth the obligations of the Parties in order to satisfy the requirements of HIPAA, including, but not limited to, those related to Business Associates and Business Associate Agreements.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

A.    Definitions. For the purposes of this Agreement, the following terms have the meanings ascribed to them in HIPAA: (1) “Breach”, (2) “Designated Record Set”, (3) “Disclosure”, (4) “Individual”, (5) “Protected Health Information”, (6) “Security Incident”, and (7) “Unsecured PHI”.

B.    Stated Purpose for which Business Associate May Use or Disclose PHI. The Parties hereby agree that except as otherwise limited in this Agreement or any law or regulation, Business Associate shall be permitted to use or disclose PHI provided or made available from Covered Entity to perform any function, activity or service for, or on behalf of, Covered Entity as may be requested by Covered Entity provided that such use or disclosure would not violate HIPAA if done by Covered Entity.

C.    Business Associate Obligations. Business Associate covenants and agrees that it shall:

(1)    Not use or further disclose PHI other than as permitted or required under this Agreement or as required by applicable law or regulation.

(2)    Implement administrative, physical and technical safeguards consistent with HIPAA that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic PHI that it creates, receives, maintains or transmits on behalf of Covered Entity and to use appropriate safeguards to prevent the use or disclosure of PHI other than as permitted under this Agreement.

(3)    Use appropriate safeguards to maintain the security of, and prevent unauthorized access to, Covered Entity’s PHI.

(4)    Require any of its agents or subcontractors, or other third parties with which Business Associate does business that are provided PHI or electronic PHI on behalf of Covered Entity, to agree, in writing, to adhere to the same restrictions and conditions on the use and disclosure of PHI that apply to Business Associate under this Agreement.

(5)    To the extent Business Associate maintains PHI in a Designated Record Set, upon request of the Covered Entity, make available to Covered Entity or to an individual patient such information as is necessary to fulfill Covered Entity’s or Business Associate’s obligations to provide PHI: (a) pursuant to an Individual’s right to obtain a copy of his or her PHI under 45 C.F.R. § 164.524(a); (b) that may be related to an Individual’s right to amend his or her PHI under 45 C.F.R. § 164.526; and (c) that may be required to provide an accounting of disclosures pursuant to 45 C.F.R. § 164.528. Business Associate shall also, as directed by Covered Entity, incorporate any amendments to PHI into copies of such PHI maintained by Business Associate.

(6)    Make available to the Secretary of Health and Human Services (“HHS”) all internal practices, books and records relating to the use and disclosure of PHI received from, or created by, Business Associate on behalf of Covered Entity, for purposes of determining Covered Entity’s or Business Associate’s compliance with federal privacy laws and regulations; provided, however, that Business Associate promptly will notify Covered Entity if it receives such a request. The Parties’ respective rights and obligations under this Section C(6) shall survive termination of this Agreement.

(7)    During the term of this Agreement, provide written notification to Covered Entity’s Privacy Officer within a reasonable period of discovery any Breach of Unsecured PHI and/or any actual or suspected use or disclosure of data in violation of any applicable federal or state laws or regulations (collectively “Loss of Unsecured PHI”).

(8)    Use and disclose to its subcontractors, agents or other third parties, and request from Covered Entity, only the minimum PHI necessary, as may be further specified in regulations or guidance issued by HHS, to perform or fulfill a specific function required or permitted by this Agreement.

D.    Permitted Uses and Disclosures. Business Associate agrees that it shall not use or disclose PHI in any manner, form, or in any means that is contrary to its obligations under this Agreement or law and/or any applicable regulation. Notwithstanding the foregoing, the Parties agree that, pursuant to federal law, Business Associate may:

(1)    Use PHI in its possession for its proper management and administration and to fulfill any of its present or future legal responsibilities provided that such uses are permitted under state and federal confidentiality laws.

(2)    Disclose PHI in its possession to third parties for the purpose of its proper management and administration or to fulfill any of its present or future legal responsibilities provided that (i) the disclosures are required by law, as provided for in 45 C.F.R. § 164.501, or (ii) Business Associate has received from the third party written assurances that the PHI will be held confidentially, that the PHI will only be used or further disclosed as required by law or for the purpose for which it was disclosed to the third party, and that the third party will notify Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached, as required under 45 C.F.R. § 164.504(e)(4) consistent with Section C.(7) above.

(3)    De-identify PHI in accordance with all applicable requirements set forth in HIPAA.

E.    Unilateral Termination. Notwithstanding any other provision under the Agreement and pursuant to federal law, Business Associate agrees that this Agreement and the Business Support Agreement may be terminated by Covered Entity in the event that Business Associate has violated a material obligation under this Agreement, law or regulation.

F.    Return or Destruction of PHI. Upon termination, cancellation, or expiration of the Agreement, Business Associate shall return to Covered Entity any and all PHI received from, or created by, Business Associate on behalf of Covered Entity that is maintained by Business Associate in any form whatsoever, including any copies or replicas. If returning the PHI to Covered Entity is infeasible, Business Associate shall destroy any and all PHI maintained by Business Associate in any form whatsoever, including any copies or replicas. Destruction shall render PHI unusable, unreadable, and indecipherable to unauthorized individuals. Should the return or destruction of the PHI be determined by Business Associate, in its sole discretion, to be infeasible, the Parties agree that the terms of this Agreement shall extend to the PHI until otherwise indicated by Covered Entity, and any further use or disclosure of the PHI by Business Associate shall be limited to that purpose which renders the return or destruction of the PHI infeasible.

G.    HIPPA Omnibus Rule Compliance; Amendment to Comply with Law. The parties acknowledge and agree that HITECH, as implemented by the HIPAA Omnibus Rule (78 Fed. Reg. 5566 (January 25, 2013)) (the “HIPAA Omnibus Rule”) imposes new requirements on business associates and covered entities with respect to privacy, security and breach notification. HITECH provisions applicable to business associates, together with any guidance issued by the Secretary of the U.S. Department of Health and Human Services will be collectively referred to as the “HITECH BA Provisions.” The HITECH BA Provisions will apply commencing on September 23, 2013, or such other date as may be specified in the Omnibus Rule, and Business Associate agrees to comply with the HITECH BA Provisions commencing on the applicable effective date. The provisions of HITECH, the Omnibus Rule and the HITECH BA Provisions are hereby incorporated by reference into this Agreement as if set forth in this Agreement in their entirety. The Parties acknowledge that state and federal laws relating to electronic data security and privacy are rapidly evolving and that amendment of this Agreement may be required to provide for procedures to ensure compliance with such developments. The Parties agree to take such action as is necessary to comply with the standards of applicable laws relating to the security or confidentiality of PHI. Upon either Party’s request, the other Party agrees to promptly to enter into negotiations concerning the terms of an amendment to this Agreement.

H.    No Third Party Beneficiaries. Nothing express or implied in the Agreement is intended to confer, nor shall anything herein confer or be construed to confer, upon any person other than Covered Entity, Business Associate, and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

I.    Term. This Agreement shall become effective on the Effective Date and shall expire when all of the PHI provided by Covered Entity to Business Associate is destroyed or returned to Covered Entity pursuant to Section F. The Parties agree that Sections B, C, and D shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and delivered by their duly authorized representatives, as of the Agreement Effective Date.

Covered Entity		Business Associate

By:	/s/ Peter Antall	By:

Print Name:	Peter Antall, M.D.	Print Name:	Ido Schoenberg

Print Title:	President	Print Title:	Managing Director

Date Signed:	2/22/13	Date Signed:

[Signature Page to Business Associate Agreement]

effective date. The provisions of HITECH, the Omnibus Rule and the HITECH BA Provisions are hereby incorporated by reference into this Agreement as if set forth in this Agreement in their entirety. The Parties acknowledge that state and federal laws relating to electronic data security and privacy are rapidly evolving and that amendment of this Agreement may be required to provide for procedures to ensure compliance with such developments. The Parties agree to take such action as is necessary to comply with the standards of applicable laws relating to the security or confidentiality of PHI. Upon either Party’s request, the other Party agrees to promptly to enter into negotiations concerning the terms of an amendment to this Agreement.

H.    No Third Party Beneficiaries. Nothing express or implied in the Agreement is intended to confer, nor shall anything herein confer or be construed to confer, upon any person other than Covered Entity, Business Associate, and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

I.    Term. This Agreement shall become effective on the Effective Date and shall expire when all of the PHI provided by Covered Entity to Business Associate is destroyed or returned to Covered Entity pursuant to Section F. The Parties agree that Sections B, C, and D shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and delivered by their duly authorized representatives, as of the Agreement Effective Date.

Covered Entity	Business Associate

By:	By:	/s/ Ido Schoenberg

Print Name:	Print Name:	Ido Schoenberg

Print Title:	Print Title:	Managing Director

Date Signed	Date Signed

[Signature Page to Business Associate Agreement]

EXHIBIT B

MANAGEMENT FEE

(a)    Management Fee. Subject to adjustment as provided in Section (b) below, for the services to be rendered by the Manager hereunder, PC shall pay the Manager an annual management fee equal to [****] ($[****]) during the Term of this Agreement (the “Management Fee”). The Management Fee shall be payable in twelve (12) equal monthly installments due on or before the first day of each month.

(b)    Annual Adjustment. The Management Fee may be adjusted on an annual basis as mutually agreed upon, in writing, by PC and Manager. In addition, the Management Fee under this Agreement is subject to biennial review and adjustment by Manager to maintain consistency with fair market value, as verified by an independent valuation consultant engaged mutually by Manager and PC at Manager’s expense.

(c)    Reasonable Value. Payment of the Management Fee provided herein is not intended to be and shall not be construed or applied as permitting Manager to share in PC’s fees for professional or other services provided by PC, but is acknowledged as the parties’ negotiated agreement as to the reasonable and fair market value of the administrative, management and other business support services to be furnished to PC pursuant to this Agreement and is not and has not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated for or with respect to the Online Care Practice or between the parties or any of the undersigned persons or shareholders thereof.

B-1

EXHIBIT C

FEES

(a)    Fees. For the Services to be rendered by American Well hereunder, NTN shall pay American Well an annual fee equal to [****] ($[****]) (the “Fees”). The Fees shall be payable in twelve (12) equal monthly installments due on or before the fifth (5th) day of each month.

(b)    Annual Adjustment. At the expiration of each calendar year during the term of this Agreement, or more frequently as reasonably requested by either party, the parties shall review and prospectively adjust the Fees to an amount as shall be agreed upon by the parties which reflects the fair market value of the Services to be actually provided in that year. If the parties fail to agree upon an appropriate adjustment for a calendar year, the Fees under this Agreement shall be adjusted to maintain consistency with fair market value, as determined by an independent valuation consultant engaged by NTN, at its expense.

C-1

EXHIBIT D

BUSINESS ASSOCIATE SUBCONTRACT

THIS BUSINESS ASSOCIATE SUBCONTRACT AGREEMENT (the “Agreement”) is entered into this 19th day of December, 2012 (“Effective Date”) by and between National Telehealth Network, LLC (“Business Associate”) and American Well Corporation (“Subcontractor”).

WITNESSETH:

WHEREAS, in connection with the Business Support Subcontractor Services Agreement (“Subcontractor Services Agreement”) of even date herewith between Business Associate and Subcontractor, Business Associate may wish to disclose certain information to Subcontractor some of which may constitute Protected Health Information (“PHI”);

WHEREAS, Business Associate and Subcontractor intend to protect the privacy and provide for the security of PHI disclosed to Subcontractor pursuant to the Subcontractor Services Agreement in compliance with the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated thereunder and the Health Information Technology for Economic and Clinical Health Act and regulations promulgated thereunder (collectively referred to as “HIPAA”) and other applicable laws and regulations as the same may be amended from time to time; and

WHEREAS, the purpose of this Agreement is to set forth the obligations of the Parties in order to satisfy the requirements of HIPAA, including, but not limited to, those related to Business Associates and Business Associate Agreements.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

A.    Definitions. For the purposes of this Agreement, the following terms have the meanings ascribed to them in HIPAA: (1) “Breach”, (2) “Disclosure”, (3) “Individual”, (4) “Protected Health Information”, (5) “Security Incident”, and (6) “Unsecured PHI”.

B.    Stated Purpose for which Business Associate May Use or Disclose PHI. The Parties hereby agree that except as otherwise limited in this Agreement or any law or regulation, Subcontractor shall be permitted to use or disclose PHI provided or made available from Business Associate to perform any function, activity or service for, or on behalf of, Business Associate as may be requested by Business Associate provided that such use or disclosure would not violate HIPAA if done by Business Associate.

C.    Subcontractor Obligations. Subcontractor covenants and agrees that it shall:

(1)    Not use or further disclose PHI other than as permitted or required under this Agreement or as required by applicable law or regulation.

(2)    Implement administrative, physical and technical safeguards consistent with HIPAA that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic PHI that it creates, receives, maintains or transmits on behalf of Business Associate and to use appropriate safeguards to prevent the use or disclosure of PHI other than as permitted under this Agreement.

(3)    Use appropriate safeguards to maintain the security of, and prevent unauthorized access to, Business Associate’s PHI.

(4)    Require any of its agents or subcontractors, or other third parties with which Subcontractor does business that are provided PHI or electronic PHI on behalf of Business Associate, to agree, in writing, to adhere to the same restrictions and conditions on the use and disclosure of PHI that apply to Subcontractor under this Agreement.

(5)    Upon request of the Business Associate, make available to Business Associate or to an individual patient such information as is necessary to fulfill Business Associate’s or Business Associate’s obligations to provide PHI: (a) pursuant to an Individual’s right to obtain a copy of his or her PHI under 45 C.F.R. § 164.524(a); (b) that may be related to an Individual’s right to amend his or her PHI under 45 C.F.R. § 164.526; and (c) that may be required to provide an accounting of disclosures pursuant to 45 C.F.R. § 164.528. Subcontractor shall also, as directed by Business Associate, incorporate any amendments to PHI into copies of such PHI maintained by Business Associate.

(6)    Make available to the Secretary of Health and Human Services (“HHS”) all internal practices, books and records relating to the use and disclosure of PHI received from, or created by, Subcontractor on behalf of Business Associate, for purposes of determining Business Associate’s or Business Associate’s compliance with federal privacy laws and regulations; provided, however, that Subcontractor promptly will notify Business Associate if it receives such a request. The Parties’ respective rights and obligations under this Section C(6) shall survive termination of this Agreement.

(7)    During the term of this Agreement, provide written notification to Business Associate’s Privacy Officer within a reasonable period of discovery any Breach of Unsecured PHI and/or any actual or suspected use or disclosure of data in violation of any applicable federal or state laws or regulations (collectively “Loss of Unsecured PHI”).

(8)    Use and disclose to its subcontractors, agents or other third parties, and request from Business Associate, only the minimum PHI necessary, as may be further specified in regulations or guidance issued by HHS, to perform or fulfill a specific function required or permitted by this Agreement.

D.    Permitted Uses and Disclosures. Subcontractor agrees that it shall not use or disclose PHI in any manner, form, or in any means that is contrary to its obligations under this Agreement or law and/or any applicable regulation. Notwithstanding the foregoing, the Parties agree that, pursuant to federal law, Subcontractor may:

(1)    Use PHI in its possession for its proper management and administration and to fulfill any of its present or future legal responsibilities provided that such uses are permitted under state and federal confidentiality laws.

(2)    Disclose PHI in its possession to third parties for the purpose of its proper management and administration or to fulfill any of its present or future legal responsibilities provided that (i) the disclosures are required by law, as provided for in 45 C.F.R. § 164.501, or (ii) Subcontractor has received from the third party written assurances that the PHI will be held confidentially, that the PHI will only be used or further disclosed as required by law or for the purpose for which it was disclosed to the third party, and that the third party will notify Subcontractor of any instances of which it is aware in which the confidentiality of the information has been breached, as required under 45 C.F.R. § 164.504(e)(4) consistent with Section C.(7) above.

(3)    De-identify PHI in accordance with all applicable requirements set forth in HIPAA.

E.    Unilateral Termination. Notwithstanding any other provision under the Agreement and pursuant to federal law, Subcontractor agrees that this Agreement and the Subcontractor Services Agreement may be terminated by Business Associate in the event that Subcontractor has violated a material obligation under this Agreement, law or regulation.

F.    Return or Destruction of PHI. Upon termination, cancellation, or expiration of the Agreement, Subcontractor shall return to Business Associate any and all PHI received from, or created by, Subcontractor on behalf of Business Associate that is maintained by Subcontractor in any form whatsoever, including any copies or replicas. If returning the PHI to Business Associate is infeasible, Subcontractor shall destroy any and all PHI maintained by Subcontractor in any form whatsoever, including any copies or replicas. Destruction shall render PHI unusable, unreadable, and indecipherable to unauthorized individuals. Should the return or destruction of the PHI be determined by Business Associate, in its sole discretion, to be infeasible, the parties agree that the terms of this Agreement shall extend to the PHI until otherwise indicated by Business Associate, and any further use or disclosure of the PHI by Subcontractor shall be limited to that purpose which renders the return or destruction of the PHI infeasible.

G.    HIPPA Omnibus Rule Compliance; Amendment to Comply with Law. The parties acknowledge and agree that HITECH, as implemented by the HIPAA Omnibus Rule (78 Fed. Reg. 5566 (January 25, 2013)) (the “HIPAA Omnibus Rule”) imposes new requirements on business associates and covered entities with respect to privacy, security and breach notification. HITECH provisions applicable to business associates, together with any guidance issued by the Secretary of the U.S. Department of Health and Human Services will be collectively referred to as the “HITECH BA Provisions.” The HITECH BA Provisions will apply commencing on September 23, 2013, or such other date as may be specified in the Omnibus Rule, and Business Associate agrees to comply with the HITECH BA Provisions commencing on the applicable effective date. The provisions of HITECH, the Omnibus Rule and the HITECH BA Provisions are hereby incorporated by reference into this Agreement as if set forth in this Agreement in their entirety. The Parties acknowledge that state and federal laws relating to electronic data security and privacy are rapidly evolving and that amendment of this Agreement may be required to provide for procedures to ensure compliance with such developments. The Parties agree to take such action as is necessary to comply with the standards of applicable laws relating to the security or confidentiality of PHI. Upon either Party’s request, the other Party agrees to promptly to enter into negotiations concerning the terms of an amendment to this Agreement.

H.    No Third Party Beneficiaries. Nothing express or implied in the Agreement is intended to confer, nor shall anything herein confer or be construed to confer, upon any person other than Covered Entity, Business Associate, and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

I.    Term. This Agreement shall become effective on the Effective Date and shall expire when all of the PHI provided by Covered Entity to Business Associate is destroyed or returned to Covered Entity pursuant to Section F. The Parties agree that Sections B, C, and D shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and delivered by their duly authorized representatives, as of the Agreement Effective Date.

National Telehealth Network, LLC Business Associate		American Well Corporation Subcontractor

By:		By:
	Name:		Name:
	Title:		Title:

By:		By:
	Name:		Name:
	Title:		Title:

Date Signed:		Date Signed:

D-4